UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2020

PLUS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34375 (Commission File Number)	33-0827593 (IRS Employer Identification No.)

4200 Marathon Blvd., Suite 200, Austin, Texas 78756 (Address of principal executive offices, with zip code)

(737) 255-7194

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	PSTV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Howard Clowes as New Director

On March 9, 2020, the Board of Directors (the “Board”) of Plus Therapeutics, Inc. (the “Company”) appointed Mr. Howard Clowes to the Board, effective as of April 1, 2020. Mr. Clowes was appointed to the Board upon the recommendation of the Governance and Nominating Committee of the Board and pursuant to the bylaws of the Company. Mr. Clowes is expected to serve on the Compensation Committee and Audit Committee of the Board.

Mr. Clowes served for nearly four decades as a partner at DLA Piper, a leading law firm, where Mr. Clowes served in leadership positions in the firm’s Corporate and Securities Practice, advising public and private companies on securities law, financing, Mergers and Acquisition and general corporate matters. Mr. Clowes has a J.D. from the University of California, Berkeley (where he now serves as a Lecturer), and a BA from the University of California, Santa Barbara.

Mr. Clowes will receive an annual retainer of $40,000 for his service on the Board, and an additional $5,000 for each committee on which he serves. In connection with his appointment to the Board, Mr. Clowes will also receive an initial grant of options to purchase up to 40,000 shares of common stock of the Company, which will have an exercise price per share equal to the fair market value of the common stock on the date of grant and which are expected to vest and become exercisable in monthly installments over the next two years, subject to a one-year cliff. Mr. Clowes will be eligible for ongoing compensation for his service on the Board and any committees thereof on which he serves in accordance with the Company’s standard non-employee director compensation program. In addition, it is expected that Mr. Clowes will enter into the Company’s standard form of indemnification agreement.

There are no arrangements or understandings between Mr. Clowes and any other person pursuant to which he was selected as an officer, and there are no family relationships between Mr. Clowes and any of the Company’s directors or executive officers. Mr. Clowes has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K. The Board has determined that Mr. Clowes meets the applicable independence requirements of The Nasdaq Stock Market LLC.

Appointment of Robert Lenk as New Director

On March 9, 2020, the Board appointed Dr. Robert Lenk to the Board, effective as of April 1, 2020. Dr. Lenk was appointed to the Board upon the recommendation of the Governance and Nominating Committee of the Board and pursuant to the bylaws of the Company.

Dr. Lenk is President of Link Pharmaceuticals, a pharmaceuticals development consultant to multinational corporations and startups. Previously, Dr. Lenk has served as Chief Scientific Officer of MediVector, Inc.; President of the NanoWorks division of Luna Innovations, Inc.; President & CEO of Therapeutics 2000, Inc.; and Vice President of Research & Development at Argus Pharmaceuticals. Dr. Lenk was also a Cofounder of The Liposome Co. and a Staff Fellow of the National Institute of Child Health and Human Development. Dr. Lenk has a PhD and BS from the Massachusetts Institute of Technology.

Dr. Lenk will receive an annual retainer of $40,000 for his service on the Board. In connection with his appointment to the Board, Dr. Lenk will also receive an initial grant of options to purchase up to 40,000 shares of common stock of the Company, which will have an exercise price per share equal to the fair market value of the common stock on the date of grant and which are expected to vest and become exercisable in monthly installments over the next two years, subject to a one-year cliff. Dr. Lenk will be eligible for ongoing compensation for his service on the Board and any committees thereof on which he serves in accordance with the Company’s standard non-employee director compensation program. In addition, it is expected that Dr. Lenk will enter into the Company’s standard form of indemnification agreement.

There are no arrangements or understandings between Dr. Lenk and any other person pursuant to which he was selected as an officer, and there are no family relationships between Dr. Lenk and any of the Company’s directors or executive officers. Dr. Lenk has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K. The Board has determined that Dr. Lenk meets the applicable independence requirements of The Nasdaq Stock Market LLC.

Marc Hedrick Employment Agreement

On March 11, 2020, the Company entered into a new Employment Agreement (the “Hedrick Employment Agreement”) with Mr. Marc Hedrick, the Company’s President and Chief Executive Officer, effective February 6, 2020. Pursuant to the terms of the

Hedrick Employment Agreement, Mr. Hedrick will receive an initial annual base salary of $510,000 and will be eligible to participate in the Company’s benefit and compensation plans. Mr. Hedrick has been assigned an initial annual target bonus of 55% of his base salary.

If Mr. Hedrick’s employment is terminated by the Company without cause or if Mr. Hedrick resigns for good reason (such an event, an “Involuntary Termination”), Mr. Hedrick will receive, among other things, severance in an amount equal to the sum of (i) twelve multiplied by Mr. Hedrick’s monthly base salary as in effect immediately prior to the Involuntary Termination, plus (ii) an amount equal to Mr. Hedrick’s target bonus for the year in which the Involuntary Termination occurs, plus (iii) to the extent such Involuntary Termination occurs prior to the payment of Mr. Hedrick’s annual bonus for the calendar year preceding the date of such Involuntary Termination, the amount of his annual bonus for such completed calendar year, plus (iv) an amount equal to twelve multiplied by the monthly premium required to pay for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for Mr. Hedrick and his or her eligible dependents who were covered under the Company’s health plans as of the date of the Involuntary Termination.

This summary of the Hedrick Employment Agreement is qualified in its entirety by reference to the full text of the Hedrick Employment Agreement, which is included as Exhibit 10.1 hereto and incorporated herein by reference.

Andrew Sims Employment Agreement

On March 11, 2020, the Company entered into an Employment Agreement (the “Sims Employment Agreement”) with Mr. Sims. Pursuant to the terms of the Sims Employment Agreement, Mr. Sims will receive an initial annual base salary of $260,000 and will be eligible to participate in the Company’s benefit and compensation plans. Mr. Sims has been assigned an initial annual target bonus of 30% of his base salary. Further, in an effort to induce Mr. Sims to enter into the Sims Employment Agreement, Mr. Sims will also receive options to purchase up to 40,000 shares of common stock of the Company, which will have an exercise price per share equal to the fair market value of the common stock on the date of grant and which are expected to vest and become exercisable in monthly installments over the next four years, subject to a one-year cliff.

If Mr. Sims’s employment is terminated by the Company without cause or if Mr. Sims resigns for good reason (such an event, an “Involuntary Termination”), Mr. Sims will receive, among other things, severance in an amount equal to the sum of (i) twelve multiplied by Mr. Sims’ monthly base salary as in effect immediately prior to the Involuntary Termination, plus (ii) an amount equal to Mr. Sim’s target bonus for the year in which the Involuntary Termination occurs, plus (iii) to the extent such Involuntary Termination occurs prior to the payment of Mr. Sims’ annual bonus for the calendar year preceding the date of such Involuntary Termination, the amount of his annual bonus for such completed calendar year, plus (iv) an amount equal to twelve multiplied by the monthly premium required to pay for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, for Mr. Sims and his or her eligible dependents who were covered under the Company’s health plans as of the date of the Involuntary Termination.

This summary of the Sims Employment Agreement is qualified in its entirety by reference to the full text of the Sims Employment Agreement, which is included as Exhibit 10.2 hereto and incorporated herein by reference.

Item 8.01 Other Events.

On March 12, 2020, the Company issued a press release announcing the appointment of Mr. Clowes and Dr. Lenk to the Board. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 8.01, including Exhibit 99.1, is being furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, pursuant to Item 8.01 of Form 8-K and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
Exhibit Number	Description
10.1	Employment Agreement between Plus Therapeutics, Inc. and Marc Hedrick
10.2	Employment Agreement between Plus Therapeutics, Inc. and Andrew Sims
99.1	Press Release Announcing Board Appointee, dated March 12, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2020

PLUS THERAPEUTICS, INC.

By:	/s/ Marc H. Hedrick, M.D.
Marc H. Hedrick, M.D. President and Chief Executive Office